Sch w ar t z Levi t s ky F el d m a n l l p

C H A R T E R E D   A C C O U N T A N T S

L I C E NS E D   P U B L I C   A C C O UNT A NT S T O R O N T O   •  M ON T R E A L

August 10, 2016

Securities and Exchange Commission

100 F Street, N.W. Washington, D.C.

20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of the Uranium  Hunter  Corporation’s  (the “Company”) Form 8-K/A filed on August  10,  2016,  and  are  in  agreement   with  the  statements  relating  only  to  Schwartz  Levitsky Feldman,  LLP contained therein.    We  have  no  basis  on  which  to  agree  or  disagree  with  other statements  of the Company  contained therein.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

C h a r t e r e d  A c c o u nt a nt s

L i c e ns e d  Pub l i c  A c c ou nt a n t s

2 3 0 0  Y o n g e  S t r e e t ,  S u i t e  1 5 0 0 ,  B o x  2 4 3 4

T o r o n t o ,  O n t ar i o  M 4 P  1 E 4

T e l :   4 1 6  7 8 5  5 3 5 3

F ax :   4 1 6  7 8 5  5 6 6 3